Exhibit 23.5

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CONSENT OF SMITH CAPITAL, INC.

                         Smith Capital, Inc.
                         200 Hargett Court
                         Charlotte, North Carolina 28211

Tel: 704 362 1563                                        Fax: 704 364 3451


The Board of Directors
FirstSouth Bank
P.O. Drawer 2957
Burlington, North Carolina 27216

             1996

Gentlemen:

We have delivered a fairness opinion to you as of           1996, in
connection with the merger of FirstSouth Bank and Centura Bank and Centura Banks, Inc. We hereby consent to the inclusion of the opinion and the references to it in the Registration Statement on Form S-4 (Registration
No. 333-       ).

                               Very truly yours,

                               Smith Capital, Inc.

                               (Signature of Smith Capital, Inc. appears here)



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